Exhibit 10.1

MODIFICATION #1 TO

THE PROMISSORY NOTE AGREEMENT

THIS MODIFICATION #1 TO THE PROMISSORY NOTE AGREEMENT (The “Agreement”) made and entered into by and between Ralph M. Richart and John M. McCormack (The “Lenders”) and International Isotopes Inc. (hereafter “Company”, “Borrower”, or “INIS”) on June 30, 2014.

WITNESSETH:

WHEREAS, the Lenders have agreed to modify the maturity date for the loan balance of the note, and

WHEREAS, INIS is willing to issue the additional Warrants described in Exhibit A of the Agreement since the maturity date will be extended past June 30, 2014;

NOW, THEREFORE, in consideration of the above, the parties agree to modify the original Agreement, dated December 23, 2013, as follows:

1.

The maturity date of the Promissory Note is extended to December 31, 2017.

2.

In accordance with Exhibit A the Company will issue an amended and restated Class L warrant document to each of the Lenders reflecting a total warrant issuance of 12,500,000 Class L warrants to each lender.

3.

Item 4 of the Agreement shall be modified as follows (italics indicating added language).

Prepayment.   The Borrower, without the prior written consent of the Lenders, may prepay the Loan at a price equal to the principal amount then outstanding plus all accrued interest through the date on which such prepayment is made without the payment of any prepayment premium or fee.  If funds become available to the Company from the sale of any asset(s) and amounting to more than $1 million dollars the Company shall prepay the Loan (principal and all accrued interest) within thirty (30) days of the receipt of funds.

4.

All other provisions of the Promissory Note Agreement and Class L warrant documents remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the partied have executed this agreement as of the day and year as signed below.

The BORROWER

INTERNATIONAL ISOTOPES INC.

/s/ Steve Laflin
Steve Laflin (CEO)

The LENDERS

/s/ Ralph M. Richart	/s/ John M. McCormack
Ralph M. Richart	John M. McCormack